EXHIBIT 4.1


                    CONSULTATION AGREEMENT OF ROGER P. WALSH



                             CONSULTATION AGREEMENT

     THIS CONSULTATION AGREEMENT is entered into effective the 16th day of February, 2000, by and between ATLAS MINERALS, INC., a Colorado corporation (the "Company") with principal offices at 10920 West Alameda Ave., Suite 205, Lakewood, Colorado 80226, and ROGER P. WALSH with offices at 1090 West Pender Street, Suite 500, Vancouver, B.C., Canada V6E 2N7 ("Consultant").

                                   WITNESSETH

     WHEREAS, the Company desires to retain the services of Consultant as more fully described below:

     NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

     1.   Consultation.
          -------------
     The Company hereby  retains the services of  Consultant,  as an independent
contractor,   which  retention  is  accepted  and  agreed  to  be  performed  by
Consultant, subject to and upon the terms and conditions hereinbelow set forth.

     2.   Term.
          -----
     2.1. The term of this Agreement shall begin on the day and year first above written, and, unless earlier terminated by the Company in accordance with the provisions of Section 2.2 hereof shall terminate on April 30, 2003 (the "Initial Term"), unless extended or renewed at the sole option of the Company. Upon the termination of this Agreement, the retention and agency, and Consultant's independent contractor status, shall end, unless a new, separate written agreement shall have been executed by all parties. In any event, Sections 6, 10 through 12 and 14 through 21 shall survive any termination of this Agreement.

     2.2. The Company shall have the sole and exclusive option to terminate this Agreement, effective the last day of any month, for any reason, or no reason at all, upon written notice to the Consultant, delivered on or before the close of business on the effective date of termination.

     3.   Consultant's Status.
          --------------------
     It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venturer of or with the Company. Consultant agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement. Consultant expressly agrees to indemnify and hold harmless the Company for any damages which may be sustained by the Company as a result of or arising out of any breach of the covenants set forth in this
Section 3.


     4.   Services of Consultant.
          -----------------------
     4.1. Upon the request of the Company, Consultant shall render advice and assistance to the Company on business-related matters surrounding the use, development and/or sale of certain mining properties owned or controlled by the Company, including, specifically, the Grassy Mountain Property, and in connection therewith shall:

          4.1.1 Attend meetings of the Company's Board of Directors or Executive Committee(s) when requested by the Company;

          4.1.2 Attend meetings and at the request of the Company review, analyze and report on proposed sale or development opportunities;

          4.1.3 Consult with the Company concerning on-going strategic corporate planning and long-term use and development policies related to the Company's mining claims and/or properties;

          4.1.4 Consult with and advise the Company with regard to potential acquisitions and/or sales of mining claims and/or properties whether the Company be the acquiring or selling company.

     4.2. In performing hereunder, Consultant may, but need not, use the facilities or resources of the Company. Consultant shall be solely and exclusively responsible for determining when, where, how and by whom the services are to be performed hereunder, subject only to such matters as may be specifically addressed in written communications from the Company.

     4.3. In connection with the services to be rendered by Consultant, Consultant shall report to and be responsible to the Board of Directors, President and others of the Company and shall consult with those individuals on behalf of the Company in connection with the development of a plan for the use, development, acquisition and/or sale of mining claims and/or properties, and all other related areas. Consultant agrees to make himself available to evaluate all proposals related to any acquisition or disposition of mining claims and/or properties undertaken by the Company.

     4.4. Consultant agrees to exercise his best efforts, skill and diligence in the performance of his services hereunder and shall perform all services in a good and workmanlike fashion.

     4.5. Consultant shall keep accurate records showing the quantity and date of time devoted to the services provided for herein and a description thereof, and shall present such records to the Company on request.

     4.6. Anything to the contrary herein notwithstanding, it is agreed that Consultant's services will not include any service that constitute the rendering of legal opinions, performance of work that is in the ordinary purview of a certified public accountant or any work that is the ordinary purview of a registered broker/dealer.

     5.   Compensation.
          ------------
     5.1. The Consultant shall be promptly reimbursed for all reasonable and necessary business expenses incurred by the Consultant in connection with its rendering of services hereunder to the Company; provided, however, that such expenses require the prior approval of the President of the Company and provided further that the Consultant shall only be reimbursed for such expenses as to which it presents the Company with receipts or other reasonable substantiation thereof.

     5.2. For all services to be rendered by Consultant during the Initial Term, the Company agrees to issue to Consultant 50,000 shares of the $0.01 par value Common Stock ("Common Stock") of the Company.

     5.3. The Consultant shall pay all applicable taxes that are assessed against him as a result of his receipt of compensation under this Agreement, and the Company shall not withhold any such taxes from the compensation paid to the Consultant. Consultant agrees to indemnify and hold harmless the Company, together with its officers and directors, with respect to any such taxes or other assessments that may be due and payable as a result of the payment or receipt of compensation hereunder.

     6.   Covenants of Consultant.
          ------------------------
     6.1. In connection with its performance hereunder, Consultant shall not make any untrue statement of a material fact regarding the Company or omit to state a material fact necessary in order to make any statement regarding the Company made by the Consultant not misleading.

     6.2. The Consultant agrees to indemnify, defend and hold harmless the Company, and it officers, directors, shareholders, agents, employees (hereafter "Affiliates"), attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses (collectively "Losses") that any of them may sustain or incur as a result of any misrepresentation, and inaccuracy in, or any breach of, any warranty or representation or any nonperformance of any covenant or other obligation on the part of the Consultant contained in this Agreement, or that may arise out of or relate to a claim or claims by any individual or entity other than Consultant to fees, commissions or expenses arising out of or related to services performed at the direction of Consultant and in conjunction with the sale of the Grassy
Mountain Property, including, without limitation, any claims brought by or on behalf of Robert Boyd or his employer, or Geographe Corporate Advisory Limited.

     7.   Registration Rights.
          --------------------
     7.1. On or before May 15, 2003, the Company shall cause to be prepared and filed with the SEC a Registration Statement on Form S-8 registering for sale the shares of Common Stock issuable in accordance with the provisions of Section 5.2 (the "Registration Statement").

     7.2. In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than one hundred eighty (180) days; (iii) furnish to the Consultant such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Consultant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under the Blue Sky laws of the State of Colorado for the distribution of the securities covered by the Registration Statement. The Consultant agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

     7.3. All fees and other expenses incurred in connection with the registration, offering and distribution of the shares of Common Stock shall be borne by the Company, including, without limitation, fees of the Company's legal counsel, Securities and Exchange Commission filing fees. Blue Sky filing fees, printing costs, accounting fees costs, transfer agent fees, and any other miscellaneous costs and disbursements. Consultant shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Consultant of the shares of Common Stock covered by the Registration Statement.

     7.4. To the extent permitted by law, Consultant will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by Consultant of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Consultant, or arise out of or are based upon any untrue statement or omission of Consultant in any Subscription Agreement between the Company and Consultant, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Consultant in writing, expressly for use in connection with such Registration Statement.

     7.5. To the extent permitted by law, the Company will indemnify and hold harmless Consultant, including his employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Consultant may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Consultant.

     7.6. Consultant undertakes to comply with all applicable laws governing the distribution of securities in connection with Consultant's sale of common stock of the Company acquired pursuant to the terms of this Agreement, including, without limitation, Rule 10(b)-6 under the Securities Exchange Act of 1934, and to notify the Company of any changes in Consultant's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

     8.   Performance and Other Engagements.
          ----------------------------------
     Throughout the term of this Agreement, it is understood that Consultant will only provide services to the Company on a part-time basis and, subject to the provisions concerning competition hereinbelow set forth, may perform the same or similar services for other persons or entities not inconsistent with his undertakings hereunder.

     9.   Representations and Warranties of the Consultant.
          -------------------------------------------------
     9.1.  The  Consultant  hereby  represents  and warrants to the Company that
there  are  no  agreements  or  binding  obligations   enforceable  against  the
Consultant that would be violated by his entering into this Agreement or providing the services to be provided hereunder.

     9.2. No Other Information Relied Upon
          --------------------------------
     Consultant represents, warrants and agrees that he has been afforded the opportunity to make, and has made, all such investigation of the Company and its financial condition, business affairs and prospects as it deems appropriate. Consultant acknowledges receipt of such information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the Company and the shares of Company Common Stock issuable hereunder. Consultant acknowledges that the Company has made available to him the opportunity to obtain additional information to evaluate the merits and risks of this Agreement. Consultant acknowledges that he has had the opportunity to ask questions of the Company and, to the extent he availed himself of such opportunity. Consultant received satisfactory answers from the Company, its affiliates, associates, officers and directors.

     9.3. Nature of the Risk.
          ------------------
     Consultant represents, warrants and agrees that he understands that the Company's business is, by its nature, speculative; that Consultant is aware that the financial resources of the Company are extremely limited and that it is very likely that the Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Consultant is familiar with the high degree of risk that is involved in the Company's business, and that Consultant is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount of his compensation.

     9.4. Unregistered Stock.
          ------------------
     Consultant represents that he understands that the Company's stock issuable hereunder has not been registered for sale under federal or state securities laws and that such securities are being issued to Consultant pursuant to a claimed exemption from the registration requirements of such laws which is based upon the fact that said securities are not being offered to the public. Consultant understands that in order to satisfy such requirement he must be acquiring the stock with no view to making a public distribution of said securities, and the representations and warranties contained in this Section 9 are given with the intention that the Company may rely thereon for purposes of claiming such exemption; and that he understands that he must bear the economic risk of his investment in the stock issuable hereunder, for a substantial period of time, because neither has been registered under the federal or state securities laws, and cannot be sold unless subsequently registered under such laws, or unless an exemption from such registration is available.

     9.5. Stock Acquired for Investment: Limitations on Disposition.
          ---------------------------------------------------------
     Consultant represents that he is acquiring the Common Stock for his own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Consultant agrees that the Common Stock will not be offered for sale, sold or otherwise transferred for value, and that no transfer thereof will be made by the Consultant unless (i) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (ii) there is presented to the Company an opinion of counsel for Consultant reasonably satisfactory to the Company that such registration is not required, or (iii) there is presented to the Company a letter from the Securities and Exchange Commission (said Commission having been informed of all relevant circumstances) to the effect that in the event either the Common Stock is transferred by Consultant without such registration, the Commission or its staff will not recommend any action. Consultant further agrees that the Common Stock will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for the Company, such sale or disposition does not and will not violate any provisions of any federal or state securities law or regulation.

Consultant consents that any transfer agent of the Company may be instructed not to transfer any of the Common Stock unless it receives satisfactory evidence of compliance with the foregoing provisions and that there may be endorsed upon any certificate (or instruments issued in substitution thereof) the Company's regular legend regarding the sale of restricted securities.

     9.6. The Consultant shall pay all applicable taxes that are assessed against him as a result of the receipt of compensation under this Agreement, and the Company shall not withhold any taxes from the compensation paid thereunder to the Consultant.

     10.  Confidentiality.
          ----------------
     Consultant for himself and his employees covenants with the Company that all information concerning its methods, processes, plans of acquisition, research, markets, plans, strategies, prospective claims, customers, clients and vendors collectively are and constitute the trade secrets and confidential proprietary information of the Company. Consultant covenants and agrees for himself and his employees that he will not (except as required in the course of his services for the Company), during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association, or corporation, without the consent of the Company, any trade secrets or confidential and proprietary information of the Company or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by him or his employees in the course of or as a result of his services for the Company. All records, disks, tapes, stored information on any medium, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which Consultant or his employees shall use or prepare or come into contact with, shall remain the sole property of the Company, and upon termination of this Agreement, shall, together with all copies in the possession of Consultant, be delivered to the Company.

     Notwithstanding the foregoing, the restrictions on disclosure and use of information and materials as set forth in this Section 10 shall not apply to the following, and the following is not confidential or proprietary information: (1) any information or materials which were generally available to the public at the time made available to Consultant by the Company, (2) any information or materials which become, without breach of this Section 10 and through no fault of Consultant, generally available to the public, (3) any information or materials which Consultant has received from other sources prior to the date of this Agreement, subject to no restrictions on disclosure applicable to Consultant; and (4) any information or materials which Consultant at any time lawfully obtains from a third party and who is not under any obligation of secrecy or confidentiality to the Company, under circumstances permitting disclosure by Consultant to others without restriction.

     11.  Non-Interference with Employees.
          --------------------------------
     11.1.   Consultant   covenants  with  the  Company  that  employees  of  or
consultants to the Company and employees of and consultants to firms, corporations or entities affiliated with the Company have, of necessity, been exposed to and have acquired certain knowledge, understandings, and know-how concerning the Company's business operations which is confidential information and proprietary to the Company.

     11.2. In order to protect the Company's confidential information and to promote and insure the continuity of the Company's contractual relations with its employees and consultants, Consultant covenants and agrees that for the term of this Agreement, and for a period of sixty (60) days from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or other relations with any or all of its employees or consultants, or (ii) induce or attempt to induce any employee or consultant to the Company to cease performing services for or on behalf of the Company.

     11.3. In the event any court of competent jurisdiction determines or holds that all or any portion of the covenants contained in this Section 11 are unlawful, invalid, or unenforceable for any reasons, then the parties hereto agree to modify the provisions of this Section 11 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

     12. Clients, Customers and Properties.
         ----------------------------------
     12.1. Consultant covenants with the Company that the clients, customers and the owners of any properties in which the Company has or desires to acquire an interest ("Property Owners"), both actual and contemplated, constitute actual and prospective business relationships that are proprietary to the Company and comprise, in part, the Company's confidential information and trade secrets.

     12.2. In order to protect the Company's proprietary rights and to promote and ensure the continuity of the Company's contractual relations with its customers, clients and Property Owners, Consultant covenants and agrees that for the term of this Agreement, and for a period of sixty (60) days from the date this Agreement terminates, he will not directly, or indirectly, or permit or encourage other to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or prospective relations with any clients, customers or Property Owners, or (ii) induce or attempt to induce any client, customer or Property Owners of the Company to cease doing business with the Company, or (iii) solicit, offer to retain, or retain, or in any other manner engage or enter into any business or other arrangement with any of the Company's customers, clients or Property Owners to provide or acquire any services, products or properties to or from any of such customers, clients or Property Owners as they may from time to time exist or be constituted, except and unless such arrangements for the provision or acquisition of products, services or properties is not in any way competitive with the products, services or properties actually provided or acquired by the Company to or from its clients, customers and/or Property Owners or proposed to be provided or acquired by the Company to or from its clients, customers and/or Property Owners.

     12.3. In the event any court of competent jurisdiction determines or holds that all or any portions of the covenants contained in this Section 12 are unlawful, invalid or unenforceable for any reason, then the parties hereto agree to modify the provisions of this Section 12 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

     13.  Affiliates of Consultant.
          -------------------------
     Consultant agrees that the Covenants set forth in Sections 9, 10, 11 and 12 of this Agreement are applicable to and binding upon any and all of Consultant's agents and employees (hereafter "Affiliates"). Consultant agrees that he will not permit any Affiliate to perform services hereunder nor permit the disclosure of any Company trade secret, proprietary or confidential information to any Affiliate until and unless such Affiliate agrees in writing to be bound by the terms and conditions of Sections 9, 10, 11 and 12 of this Agreement.

     14.  Attorney's Fees.
          ----------------
     In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorney's fees and litigation or arbitration costs, including the attorney's fees and costs incurred in the collection of any judgment.

     15.  Notices.
          --------
     All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective 48 hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

     16.  Partial Invalidity.
          -------------------
     If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

     17.  Binding Effect.
          ---------------
     This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

     18.  Waiver.
          -------
     No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenants of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds, to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

     19.  Governing Law.
          --------------
     This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of Colorado.

     20.  Fax/Counterparts.
          -----------------
     This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

     21.  Entire Agreement.
          -----------------
     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

     IN WITNESS WHEREROF, the parties have duly executed this Agreement effective on the day and year first above written.

                                                   ATLAS MINERALS, INC.



                                               By:  /s/ Gary E. Davis, President
                                                   -----------------------------
                                                   Gary E. Davis, President

                                                   CONSULTANT:



                                                     /s/ Roger P. Walsh
                                                   -----------------------------
                                                   Roger P. Walsh